Exhibit 99.2

Intuitive Surgical, Inc.
Unaudited Preliminary Quarterly and Annual Revenue Data and Metrics

	Three Months Ended				Twelve Months Ended
	December 31, 2025	December 31, 2024	Change		December 31, 2025	December 31, 2024	Change
Revenue ($millions)
Instruments and accessories (“I&A”)	$1,658.3	$1,411.5	17%	%	$6,018.9	$5,079.0	19%	%
Systems	785.9	654.6	20%	%	2,473.7	1,966.0	26%	%
Service	422.0	347.4	21%	%	1,572.1	1,307.1	20%	%
Total revenue	$2,866.2	$2,413.5	19%	%	$10,064.7	$8,352.1	21%	%
% Total recurring revenue (1)	81%	80%			84%	84%

Da Vinci Surgical System Placements by Geography
United States	304	284	7%	%	987	800	23%	%
Europe	118	89	33%	%	342	309	11%	%
Asia	88	96	(8)%	%	269	321	(16)%	%
Other markets	22	24	(8)%	%	123	96	28%	%
Total system placements*	532	493	8%	%	1,721	1,526	13%	%

Unit placements involving trade-ins	146	62	135%	%	437	150	191%	%

Da Vinci Surgical System Placements by Model
Dual Console da Vinci X Systems	3	2	50%	%	6	5	20%	%
Single Console da Vinci X Systems	35	47	(26)%	%	161	170	(5)%	%
Dual Console da Vinci Xi Systems	32	76	(58)%	%	127	223	(43)%	%
Single Console da Vinci Xi Systems	124	164	(24)%	%	450	670	(33)%	%
Dual Console da Vinci 5 Systems	130	46	183%	%	298	58	414%	%
Single Console da Vinci 5 Systems	173	128	35%	%	572	304	88%	%
Da Vinci SP Systems	35	30	17%	%	107	96	11%	%
Total system placements*	532	493	8%	%	1,721	1,526	13%	%
*Systems placed under fixed-payment operating lease arrangements (included in total unit placements)	100	82	22%	%	376	309	22%	%
*Systems placed under usage-based operating lease arrangements (included in total unit placements)	150	140	7%	%	496	467	6%	%

Ion System Placements**	42	69	(39)%	%	195	271	(28)%	%
**Systems placed under fixed-payment operating lease arrangements (included in total unit placements)	5	24	(79)%	%	43	85	(49)%	%
**Systems placed under usage-based operating lease arrangements (included in total unit placements)	11	14	(21)%	%	53	68	(22)%	%

Other da Vinci Surgical System Metrics
Procedures (thousands)	849	725	17%	%	3,153	2,683	18%	%
Average Selling Price (millions)	$1.68	$1.59	5%	%	$1.60	$1.50	7%	%
I&A revenue per procedure (thousands)	$1.85	$1.86	(1)%	%	$1.81	$1.81	— %	%
Installed base (2)	11,106	9,902	12%	%	11,106	9,902	12%	%
___________
(1) We present operating lease revenue, which is classified as systems revenue, as a component of total recurring revenue.
(2) During the fourth quarter of 2025 and 2024, we performed a verification audit of our installed base records that identified 22 and 54 systems, respectively, mostly older S and Si models, which had been retired. We removed these systems from our installed base estimate during the fourth quarters of 2025 and 2024.

Exhibit 99.2

Intuitive Surgical, Inc.
Unaudited Preliminary Trended Annual da Vinci Procedure Data

	Approximate Procedures (Thousands)			Percentage Change*
	Years Ended December 31,			Years Ended December 31,
	2025	2024	2023	2025		2024
United States
General Surgery	1,250	1,063	896	18%	%	19%	%
Gynecology	468	423	390	11%	%	8%	%
Urology	201	186	173	8%	%	7%	%
Other	93	85	73	11%	%	18%	%
Total United States	2,012	1,757	1,532	15%	%	15%	%
Outside of the United States
Urology	507	435	381	16%	%	14%	%
General Surgery	334	254	188	31%	%	35%	%
Gynecology	181	142	110	28%	%	29%	%
Other	119	95	75	27%	%	28%	%
Total Outside of the United States	1,141	926	754	23%	%	23%	%
Total Worldwide	3,153	2,683	2,286	18%	%	17%	%
___________
* The approximate procedures are rounded to thousands, but the percentage changes are based on unrounded approximate procedures.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to unaudited preliminary trended annual procedure data, unaudited preliminary fourth quarter and full year 2025 revenue data and metrics, and other related subjects. The unaudited preliminary results are subject to the completion of Intuitive’s final closing procedures and an audit by Intuitive’s independent registered accounting firm and, therefore, are subject to adjustment. These forward-looking statements are based on Intuitive’s current expectations and estimates and are subject to risks and uncertainties that could cause actual events and results to vary significantly from those implied by such statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: completion of Intuitive’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures; and other risk factors under the heading “Risk Factors” in Intuitive’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated by Intuitive’s other filings with the Securities and Exchange Commission.